                                                                 EXHIBIT 23.1

                     CONSENT OF ERNST & YOUNG LLP
            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our Firm under the caption "Experts" and to the use of our reports dated February 27, 2004, except as to Note 17, as to which the date is June 7, 2004, in the Registration Statement (Form S-1) and related Prospectus of Kanbay International, Inc. for the registration of __________ shares of its common stock.

                                     /s/ Ernst & Young LLP


Chicago, Illinois
June 16, 2004